SUNSTONE DISTRIBUTION SERVICES, LLC
                                 SALES AGREEMENT
                             FOR JOHNSON FUNDS, INC.

   From:          ________________________
             ________________________
             ________________________
             ________________________

   To:       Sunstone Distribution Services, LLC
             207 East Buffalo Street, Suite 400
             Milwaukee, Wisconsin  53202

   Ladies and Gentlemen:

             We desire to enter into an agreement with you for the sale and distribution of the shares of Johnson Funds, Inc. for which you act as principal underwriter. Johnson Funds, Inc. and each series thereof is hereafter referred to as a "Fund." Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of each of the Funds, subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend and terminate the sale of the shares of any one or more of the Funds.

             1. We understand that the shares of each Fund will be offered and sold at the current offering price in effect at the time an order for such shares is confirmed and accepted by the Fund. All purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's sole discretion.

             2. We certify that (a) we are a member of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or (b) we are a foreign dealer not eligible for membership in the NASD. In either case, we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD that are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including, without limitation, Section 2830 of the Conduct Rules of the NASD, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies.

             3. We will offer and sell the shares of each Fund only in accordance with the terms and conditions set forth in the then current Prospectus relating to that Fund (which term "Prospectus" used herein shall include any related Statement of Additional Information), and we will make no representations not included in said Prospectus or in any supplemental sales material authorized and supplied by you. We will use our best efforts in the development and promotion of sales of shares of each Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by or associated with us, in order that such shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you and/or each Fund harmless and indemnify you and/or each Fund in the event that we, or any of our sales representatives should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or any of the Funds; and in the event that you and/or any Fund determine to refund any amount paid by any investor by reason for any such violation on our part, we shall return to you and/or that Fund any commission previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

             4. We understand and agree that the sales charge and dealer commission relative to any sale of shares of a Fund made by us will be in an amount as set forth in the then current Prospectus relating to that Fund or in separate written notice to us.

             5. Payment for purchases of shares of each Fund made by wire order from us shall be made to the Fund the next business day after the acceptance of our order or such shorter time as may be required by law.
   If such payment is not received by the Fund, we understand that the Fund reserves the right, without notice, to cancel the sale, or, at its option, to redeem the shares ordered by us, in which latter case we may be held responsible for any loss, including loss of profit, suffered by that Fund resulting from our failure to make the aforesaid payment.

             6. We agree to purchase shares only from you or from our customers. If we purchase shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase shares from our customers, we agree to pay such customers not less than the redemption price as established by the then applicable current Prospectus.

             7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then applicable current Prospectus.

             8. We understand and agree that if any shares sold by us under the terms of this Agreement are redeemed by a Fund or are repurchased by you as agent for that Fund or are tendered to that Fund for redemption within seven business days after the confirmation to us of our purchase order for such shares, we will promptly refund to you the full amount of the commission allowed to us on the original sale.

             9. Your obligations to us under this Agreement are subject to all provisions of any agreement entered into between you and the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as an independent contractor, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent or employee of any Fund.

             10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing to you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any of the Funds, or to withdraw entirely the offering of shares of any of the Fund, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or federal laws or rules or regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the address listed hereon, unless changed by notice given in accordance with this Agreement.

             11. This Agreement shall become effective as of the date it is executed and dated by you below. This Agreement may not be assigned or transferred; provided, however, that you may assign or transfer this Agreement to any successor firm or corporation which becomes the principal underwriter or distributor of any of the Funds.

             This Agreement is to be governed by and construed in accordance with the laws of the State of Wisconsin.

             Date:     _______________, 199_.

                                      ____________________________
                                      (Name of Dealer Firm)



                                 By:  ______________________________
                                      (Authorized Signature)

                                      ______________________________
                                      (Name and Title)


   Accepted:

   SUNSTONE DISTRIBUTION SERVICES, LLC



   By:       ___________________________________
        (Authorized Signature)